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                                                                   EXHIBIT 5.0

                            [Form of Legal Opinion]




                                                         May  __, 1997




Eastbrokers International Incorporated
15245 Shady Grove Road
Suite 340
Rockville, Maryland 20850

                  Re:  EASTBROKERS INTERNATIONAL INCORPORATED
                       REGISTRATION STATEMENT ON FORM S-3
                       --------------------------------------

Ladies and Gentlemen:

                  We are counsel to Eastbrokers International Incorporated, a Delaware corporation (the "Company"), and have represented the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") with respect to the offer and sale of 285,002 shares of common stock of the Company, par value $.05 per share (the "Shares"). These Shares consist of 125,000 shares previously issued in an April 1997 private placement, 10,000 shares issued in August 1996 in payment of a consulting fee to a director of the Company, and 150,000 shares issuable on exercise of warrants to purchase upon to 150,000 shares of Common Stock.

                  We have acted as counsel for the Company in connection with the transactions which are the subject matter of the Registration Statement and are familiar with the various corporate proceedings related thereto. In rendering this opinion, we have examined a copy of the Registration Statement, such corporate records of the Company and such other instruments, documents and certificates as we have deemed necessary as a basis for our opinion. For purposes of this opinion, we have assumed (i) the accuracy and completeness of all information supplied by the Company, its officers, directors, or agents,
(ii) that the transactions set forth in the Registration Statement are consummated as set forth therein, (iii) that the Commission shall have issued an order under the Securities Act of 1933, as amended, declaring the Registration Statement effective, and (iv) that all requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States of America shall have been obtained.

                  Based on the foregoing, we are of the opinion that (i) the Warrant Shares to be sold in accordance with the Registration Statement are duly authorized and upon issuance, delivery and sale thereof, for the consideration specified in the Registration Statement, will be legally issued, fully paid and non-assessable, and (ii) the remaining Shares have been duly authorized and validly issued and are fully paid and non-assessable.


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Eastbrokers International          - 2 -                         May __, 1997
     Incorporated




                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part of, or an exhibit to, any document which may be filed with respect to the proposed transactions under the securities laws of the various states and other jurisdictions of the United States of America. We also consent to be named in the Registration Statement and in the Prospectus which constitutes a legal part thereof as the counsel that will pass upon certain legal matters for the Company in connection with the sale of the Company's securities.

                                                         Very truly yours,





Enclosures